EXHIBIT 99

Contact:	Janet Herin	FOR IMMEDIATE RELEASE
	Manager, Media Relations	Moved on PR Newswire
	CSC Corporate	October 22, 2007
310.615.1693
jherin@csc.com

	Chris Brathwaite	Bill Lackey
	Director, Public Relations	Director, Investor Relations
	Sears Holdings Corporation	CSC – Corporate
	847.286.8371	310.615.1700
	cbrathw@sears.com	blackey3@csc.com

CSC AND SEARS SETTLE CONTRACT DISPUTE

EL SEGUNDO, Calif., and HOFFMAN ESTATES, Ill., Oct. 22 – Computer Sciences Corporation (NYSE: CSC) and Sears Holdings Corporation (Nasdaq: SHLD) today issued the following announcement:
As previously disclosed by Sears Holdings (“Holdings”) and by Computer Sciences Corporation (“CSC”), Holdings’ subsidiary, Sears, Roebuck and Co. (“Sears”), and CSC have been engaged in a contract dispute arising out of a 10-year information technology (IT) outsourcing agreement that they entered into in May 2004.
Sears and CSC have amicably settled their differences on mutually satisfactory terms, with Sears paying an undisclosed amount to CSC. CSC does not expect to experience a charge associated with the impairment of assets related to the Sears/CSC agreement.
Because Holdings established a reserve for the expected settlement by Sears, Holdings does not expect that the settlement will have a material effect on its 2007 (or full year) earnings. Holdings also does not expect the settlement to have a material effect on its financial position.

- more -

Computer Sciences Corporation - Page 2	October 22, 2007

About Sears Holdings Corporation
Sears Holdings Corporation is the nation's fourth largest broadline retailer with over $50 billion in annual revenues and approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands' End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. The company is the nation's largest provider of home services, with more than 13 million service calls made annually. For more information, visit Sears Holdings' website at http://www.searsholdings.com.

About CSC
Computer Sciences Corporation is a leading global IT services company. CSC’s mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology.
With approximately 87,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC’s own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting. Headquartered in El Segundo, Calif., CSC reported revenue of $14.9 billion for the 12 months ended March 30, 2007. For more information, visit the company’s Web site at www.csc.com.

- more -

Computer Sciences Corporation - Page 3	October 22, 2007

All statements of CSC in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent CSC's intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside its control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 30, 2007. CSC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

This press release contains forward-looking statements about the expectations of Holdings regarding the settlement of a contract dispute, including statements concerning the expected impact of the settlement on Holdings’ earnings and cash position.  Statements preceded by, followed by or that otherwise include the word "expects" and similar expressions or future or conditional verbs are generally forward-looking in nature and not historical facts. These forward-looking statements are based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward-looking statements. Holdings intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

- 0 -